Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

BNY Mellon Funds Trust:

In planning and performing our audit of the financial statements of BNY Mellon Large Cap Stock Fund, BNY Mellon Large Cap Market Opportunities Fund, BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund, BNY Mellon Income Stock Fund, BNY Mellon Mid Cap Multi-Strategy Fund (formerly BNY Mellon Mid Cap Stock Fund), BNY Mellon Small Cap Multi-Strategy Fund (formerly BNY Mellon Small Cap Stock Fund), BNY Mellon U.S. Core Equity 130/30 Fund, BNY Mellon Focused Equity Opportunities Fund, BNY Mellon Small/Mid Cap Fund, BNY Mellon International Fund, BNY Mellon Emerging Markets Fund, BNY Mellon International Appreciation Fund, BNY Mellon International Equity Income Fund and BNY Mellon Asset Allocation Fund, each a series of BNY Mellon Funds Trust, (collectively, the “Funds”) as of and for the year ended August 31, 2012 except for BNY Mellon International Equity Income Fund, of which the financial statements are as of and for the period from December 15, 2011 (the commencement of operations) to August 31, 2012,  in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds’ internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of August 31, 2012.

This report is intended solely for the information and use of management and the Board of Trustees and Shareholders of BNY Mellon Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

New York, New York

October 29, 2012